Exhibit 10.13

Dated 16 February 2012

(1) Middlesex University Higher Education Corporation

(2) Midatech Ltd.

RESEARCH COLLABORATION AGREEMENT

THIS AGREEMENT dated 16 February 2012 is made BETWEEN:

(1)	Middlesex Higher Education Corporation, whose administrative offices are at the Burroughs, Hendon LONDON NW 4 4BT (“the University”); and

(2)	Midatech Ltd., a company registered in England, whose registered office is at 4-5 Dunmore Court, Wootton Rd, Abingdon, Oxfordshire 0X13 6BH (“the Company”).

1.	DEFINITIONS

In this Agreement the following expressions have the meaning set opposite:

Academic Publication:	the publication of an abstract, article or paper in a journal or an electronic repository, or its presentation at a conference or seminar; and in clauses 5 and 6 “to Publish” and “Publication” are to be construed as references to Academic Publication;

this Agreement:	this document, including its Schedules, as amended from time to time in accordance with clause 10.9;

Background:	information, techniques, Know-how, software and materials (regardless of the form or medium in which they are disclosed or stored) that are provided by one party to the other for use in the Project (whether before or after the date of this Agreement), except any Result;

a Business Day:	Monday to Friday (inclusive) except bank or public holidays in England;

Confidential Information:	each party’s confidential information is: any Background disclosed by that party to the other for use in the Project[ and identified as confidential before or at the time of disclosure]; and any Results in which that party owns the Intellectual Property;

the Effective Date:	01 October 2011

External Funding:	any funding or assistance provided for the Project, or to any party for use in the Project by any third party, including without limitation, any state or public body;

the Contribution:	the contribution to be provided by the Company set out in Schedule 1;

the Field:	the exploitation of nanoparticles for therapeutic and imaging purposes;

the Good Data Management Practices:	the practices and procedures set out in Schedule 4;

a Group Company:	any undertaking which is, on or after the date of this Agreement from time to time, a subsidiary undertaking of the Company, a parent undertaking of the Company or a subsidiary undertaking of a parent undertaking of the Company, as those terms are defined in section 1162 of the Companies Act 2006;

Intellectual Property:	patents, trade marks, service marks, registered designs, copyrights, database rights, design rights, confidential information, applications for any of the above, and any similar right recognised from time to time in any jurisdiction, together with all rights of action in relation to the infringement of any of the above;

the Key Personnel:	the Principal Investigator and any other key personnel identified in Schedule 2;

Know-how:	unpatented technical information (including, without limitation, information relating to inventions, discoveries, concepts, methodologies, models, research, development and testing procedures, the results of experiments, tests and trials, manufacturing processes, techniques and specifications, quality control data, analyses, reports and submissions) that is not in the public domain;

the Location:	the location(s) at which the Project will be carried out as set out in Schedule 2;

the Principal Investigator:	Professor Richard Bayford or his or her successor appointed under clause 9.2;

the Project:	the programme of work described in Schedule 2, as amended from time to time in accordance with clause 10.9;

the Project Period:	the period described in clause 2.1;

the Results:	all information, Know-how, results, inventions, software and other Intellectual Property identified or first reduced to practice or writing in the course of the Project;

the Company’s Supervisor:	Professor Thomas W Rademacher or his or her successor appointed under clause 9.2; and

the Territory:	worldwide.

2.	THE PROJECT

2.1	The Project will begin on the Effective Date and will continue for a period of 6 months from effective date or until any later date agreed in writing between the parties, or until this Agreement is terminated in accordance with clause 8 or 9. If this Agreement is entered into after the Effective Date, it will apply retrospectively to work carried out in relation to the Project on or after the Effective Date.

2.2	Each of the parties will carry out the tasks allotted to it in Schedule 2, and will provide the human resources, materials, facilities and equipment that are designated as its responsibility in Schedule 2. The Project will be carried on under the direction and supervision of the Principal Investigator. The Project will be carried out at the Location.

2.3	Each of the parties will use all reasonable endeavours to obtain all regulatory and ethical licences, consents and approvals necessary to allow it to carry out the tasks allotted to it in Schedule 2.

2.4	Each of the parties will ensure that its employees and students (if any) involved in the Project: observe the conditions attaching to any regulatory and ethical licences, consents and approvals; keep complete and accurate records of all research, development and other work carried out in connection with the Project and of all Results and observations, signed by the people who obtained each Result or made those observations, and countersigned by an employee of that party who is not a member of the research team but who understands the work; and comply with the Good Data Management Practices.

2.5	Although each of the parties will use reasonable endeavours to carry out the Project in accordance with Schedule 2, neither party undertakes that any research will lead to any particular result, nor does it guarantee a successful outcome to the Project.

2.6	The University will provide the Company with reports summarising the progress of the Project and a copy of all of the Results.

2.7	Each of the parties warrants to the other that it has full power and authority under its constitution, and has taken all necessary actions and obtained all authorisations, licences, consents and approvals, to allow it to enter into this Agreement.

3.	THE CONTRIBUTION

3.1	The Company agrees to provide, for the use of the University and under the supervision of the Principal Investigator, nanoparticles and equipment of a type likely to assist in the conduct of heating experiments with nanoparticles, of a configuration described in Schedule 1 (the Contribution).

3.2	The University shall, upon delivery of the items relating to the Contribution, indemnify the Company thereafter of any liabilities, damages, claims, costs, losses and expense incurred or paid by the Company howsoever arising from any defect or operation in the items supplied by the Company caused during the period of the Project in which the items relating to the Contribution are on the premises of the University.

3.3	The Company may vary quantities or dimensions of any items relating to the Contribution or changes of their specifications or substitution of any materials or components if the variation or substitution does not materially affect the characteristics of the Contribution, and the substituted materials or components are sufficient to allow use of the equipment so supplied within the Project.

3.4	Items relating to the Contribution are delivered to the University when the Company makes them available to the University, or any agent of the University, or any carrier (who shall be the University’s agent whoever pays its charges) at the Company’s premises or other delivery point agreed by the Company. The Company may at its discretion deliver the Goods by instalments in any sequence. Where the items related to the Contribution are delivered by instalments, no default or failure by the Company in respect of any one or more instalments shall vitiate the Contract in respect of the materials previously delivered or undelivered Goods. The Company may subcontract the performance of the contract in whole or in part.

4.	USE AND EXPLOITATION OF INTELLECTUAL PROPERTY

4.1	This Agreement does not affect the ownership of any Intellectual Property in any Background or in any other technology, design, work, invention, software, data, technique, Know-how, or materials that are not Results. The Intellectual Property in them will remain the property of the party that contributes them to the Project (or its licensors). No licence to use any Intellectual Property is granted or implied by this Agreement except the rights expressly granted in this Agreement.

4.2	Each Party grants the other a royalty-free, non-exclusive licence to use its Background for the purpose of carrying out the Project, but for no other purpose. Neither party may grant any sub-licence to use the other’s Background except that the Company may allow its Group Companies, and any person working for or on behalf of the Company or any Group Company, to use the University’s Background for the purpose of carrying out the Project.

4.3	The University and the Company will own jointly the Intellectual Property in the Results arising from this work conducted under this agreement and may take such steps as they agree from time to time to register and maintain any protection for that Intellectual Property, including filing and prosecuting patent applications for any of the Results. Where any third party such as a student or contractor is involved in the Project, the Party engaging that contractor (as the case may be) will ensure that that student and that contractor assign any Intellectual Property they may have in the Results in order to be able to give effect to the provisions of clause 4.

4.4	The University will notify the Company promptly after identifying any Result that it believes is patentable, and will supply the Company with copies of that Result. The University will notify other Results to the Company in the reports provided under clause 2.4.

4.5	The University grants to the Company an exclusive, indefinite, fully paid-up, royalty free licence (with the right to sub-license to any Group Company and to any person working for or on behalf of the Company or any Group Company, but only for the purpose of carrying out that work, and otherwise without the right to sub-license) to use the Intellectual Property in any of the Results for any purpose within the Field in the Territory.

4.6	4.6.1	The University and the Company will, if the Company gives the University written notice (an Option Notice) at any time during the Project Period plus a further 12 months, negotiate the terms on which the University will assign to the Company the Intellectual Property Rights in certain of the Results (the Assignment).

4.6.2	Following the University’s receipt of an Option Notice, the parties will negotiate in good faith, for a period of up to 90 days after the date of receipt of the Option Notice (the Negotiation Period) the terms of the Assignment. The Assignment will include, without limitation, terms based on the provisions of Schedule 3. If the parties are unable to agree the terms of the Assignment within the Negotiation Period, the Company’s rights under clauses 4.6.1, 4.6.3 and 4.6.4 (but not the licence in clause 4.5) will lapse.

4.6.3	The University will not, during the Negotiation Period, negotiate with any third party with a view to granting a licence to use the Results or assigning the Intellectual Property in the Results nor, during the 12 months following the end of the Negotiation Period, will the University grant a licence of any Result or assign the Intellectual Property in any Result to any third party on any terms more favourable than those offered to the Company pursuant to this clause 4.6.

4.7	Despite the provisions of clause 4.6 or any assignment under clause 4.6, the University and each employee and student of the University will have the irrevocable, royalty-free right to use the Results for the purposes of academic teaching and academic research, including (after the Company’s rights under clause 4.6 have lapsed, but not in any other case) research projects that are sponsored by any third party. The rights in this clause are subject to the rules on Academic Publication in clause 5.

5.	ACADEMIC PUBLICATION

5.1	Any employee or student of the University (whether or not involved in the Project) may, provided a Confidentiality Notice under clause 5.2 has not been given:

5.1.1	discuss work undertaken as part of the Project in University seminars, tutorials and lectures; and

5.1.2	Publish any Background of the Company (unless it is the Company’s Confidential Information) or any of the Results.

5.2	The University will submit to the Company, in writing, details of any Results and any of the Company’s Background that any employee or student of the University intends to Publish, at least 30 days before the date of the proposed submission for Publication. The Company may, by giving written notice to the University (“a Confidentiality Notice”): require the University to delay the proposed Publication for a maximum of 3 months after receipt of the Confidentiality Notice if, in the Company’s reasonable opinion, that delay is necessary in order to seek patent or similar protection for any of the Company’s background or any Results that are to be Published; or prevent the Publication of any of the Company’s Background that is Confidential Information. The Company must give that Confidentiality Notice within 30 days after the Company receives details of the proposed Publication. If the University does not receive a Confidentiality Notice within that period, its employee or student may proceed with the proposed Publication, provided that, whether or not Confidentiality Notice has been given, any of the Company’s Background that is Confidential Information may not be published.

6.	CONFIDENTIALITY

6.1	Subject to clause 5, neither party will, either during the Project Period or for 5 years after the end of the Project Period, disclose to any third party, nor use for any purpose except carrying out the Project, any of the other party’s Confidential Information.

6.2	Neither party will be in breach of any obligation to keep any Background, Results or other information confidential or not to disclose it to any other party to the extent that it:

6.2.1	is known to the party making the disclosure before its receipt from the other party, and not already subject to any obligation of confidentiality to the other party;

6.2.2	is or becomes publicly known without any breach of this Agreement or any other undertaking to keep it confidential;

6.2.3	has been obtained by the party making the disclosure from a third party in circumstances where the party making the disclosure has no reason to believe that there has been a breach of an obligation of confidentiality owed to the other party;

6.2.4	has been independently developed by the party making the disclosure;

6.2.5	is disclosed pursuant to the requirement of any law or regulation (provided, in the case of a disclosure under the Freedom of Information Act 2000, none of the exceptions to that Act applies to the information disclosed) or the order of any Court of competent jurisdiction, and the party required to make that disclosure has informed the other, within a reasonable time after being required to make the disclosure, of the requirement to disclose and the information required to be disclosed; or

6.2.6	is approved for release in writing by an authorised representative of the other party.

6.3	The University will not be in breach of any obligation to keep any of the Company’s Background that is not Confidential Information, or any Results owned by or licensed to the Company, or other information, confidential or not to disclose them to any third party, by Publishing any of the same if the University has followed the procedure in clause 5.2 and has received no Confidentiality Notice within the period stated in that clause.

6.4	The Company will not be in breach of any obligation to keep any of the Results owned by the University, the University’s Background, or other information, confidential or not to disclose them to any third party, by making them available to any Group Company, or any person working for or on behalf of the Company or a Group Company, who needs to know the same in order to exercise the rights granted in clause 4.5, provided they are not used except as expressly permitted by this Agreement and the recipient undertakes to keep that Background, those Results or that information confidential.

6.5	If the University receives a request under the Freedom of Information Act 2000 to disclose any information that, under this Agreement, is the Company’s Confidential Information, it will notify the Company and will consult with the Company promptly and before making any disclosure under that Act. The Company will respond to the University within 10 days after receiving the University’s notice if that notice requests the Company to provide information to assist the University to determine whether or not an exemption to the Freedom of Information Act applies to the information requested under that Act.

6.6	Neither the University nor the Company will use the other’s name or logo in any press release or product advertising, or for any other promotional purpose, without first obtaining the other’s written consent.

7.	LIMITATION OF LIABILITY

7.1	Neither of the parties makes any representation or gives any warranty to the other that any advice or information given by it or any of its employees or students who work on the Project, or the content or use of any Results, Background or materials, works or information provided in connection with the Project, will not constitute or result in any infringement of third-party rights.

7.2	Except under the limited warranty in clause 7.1 and the indemnity in clause 7.3, and subject to clause 7.6, neither party accepts any liability or responsibility for any use which may be made by the other party of any Results, nor for any reliance which may be placed by that other party on any Results, nor for advice or information given in connection with any Results.

7.3	The Company will indemnify the University, the Principal Investigator and every other employee and student of the University (the Indemnified Parties), and keep them fully and effectively indemnified, against each and every claim made against any of the Indemnified Parties as a result of the Company’s use of any of the Results or any materials, works or information received from them pursuant to the terms of this Agreement, provided that the Indemnified Party must:

7.3.1	promptly notify the Company of details of the claim;

7.3.2	not make any admission in relation to the claim;

7.3.3	allow the Company to have the conduct of the defence or settlement of the claim; and

7.3.4	give the Company all reasonable assistance (at the Company’s expense) in dealing with the claim.

The indemnity in this clause will not apply to the extent that the claim arises as a result of the Indemnified Party’s negligence, its breach of clause 6, its deliberate breach of this Agreement or its knowing infringement of any third party’s Intellectual Property.

7.4	Subject to clause 7.6, and except under the indemnity in clause 7.3, the liability of either party to the other for any breach of this Agreement, any negligence or arising in any other way out of the subject matter of this Agreement, the Project and the Results, will not extend to any indirect damages or losses, or to any loss of profits, loss of revenue, loss of data, loss of contracts or opportunity, whether direct or indirect, even if the party bringing the claim has advised the other of the possibility of those losses, or if they were within the other party’s contemplation.

7.5	Subject to clause 7.6, and except under the indemnity in clause 7.3, the aggregate liability of each party to the other for all and any breaches of this Agreement, any negligence or arising in any other way out of the subject matter of this Agreement, the Project and the Results, will not exceed in total [the Financial Contribution].

7.6	Nothing in this Agreement limits or excludes either party’s liability for:

7.6.1	death or personal injury;

7.6.2	any fraud or for any sort of liability that, by law, cannot be limited or excluded; or

7.6.3	any loss or damage caused by a deliberate breach of this Agreement or a breach of clause 6.

7.7	The express undertakings and warranties given by the parties in this Agreement are in lieu of all other warranties, conditions, terms, undertakings and obligations, whether express or implied by statute, common law, custom, trade usage, course of dealing or in any other way. All of these are excluded to the fullest extent permitted by law.

8.	FORCE MAJEURE

If the performance by either party of any of its obligations under this Agreement (except a payment obligation) is delayed or prevented by circumstances beyond its reasonable control, that party will not be in breach of this Agreement because of that delay in performance. However, if the delay in performance is more than 6] months, the other party may terminate this Agreement with immediate effect by giving written notice.

9.	TERMINATION

9.1	Either party may terminate this Agreement with immediate effect by giving notice to the other party if:

9.1.1	the other party is in breach of any provision of this Agreement and (if it is capable of remedy) the breach has not been remedied within 30 days after receipt of written notice specifying the breach and requiring its remedy; or

9.1.2	the other party becomes insolvent, or if an order is made or a resolution is passed for its winding up (except voluntarily for the purpose of solvent amalgamation or reconstruction), or if an administrator, administrative receiver or receiver is appointed over the whole or any part of the other party’s assets, or if the other party makes any arrangement with its creditors.

9.2	Each of the parties will notify the other promptly if at any time any of the Key Personnel appointed by that party is unable or unwilling to continue to be involved in the Project. Within 3 months after the date of that notice, the party who originally appointed that member of the Key Personnel will nominate a successor. The other party will not unreasonably refuse to accept the nominated successor, but if the successor is not acceptable to the other party on reasonable grounds, or if the appointor cannot find a successor, either party may terminate this Agreement by giving the other not less than 3 months’ notice.

9.3	Clauses 1, 4 (except clauses 4.5 and 4.6 if the University terminates this Agreement under clause 9.1), 5, 6, 7, 8, 9.3, 9.4, 9.5 and 10 will survive the expiry of the Project Period or the termination of this Agreement for any reason and will continue indefinitely.

9.6	Any Option Notice (as defined in clause 4.6.1) received by the University after the termination of this Agreement pursuant to service of a notice by the University under clause 9.1.1, or after the Company has suffered any of the events referred to in clause 9.1.2, will be of no effect and clauses 4.6.2, 4.6.3 and 4.6.4 will not apply in relation to that Option Notice.

10.	GENERAL

10.1	Notices: Any notice to be given under this Agreement must be in writing, may be delivered to the other party or parties by any of the methods set out in the left hand column below, and will be deemed to be received on the corresponding day set out in the right hand column:

Method of service	Deemed day of receipt

By hand or courier	the day of delivery

By pre-paid first class post	the second Business Day after posting

By recorded delivery post	the next Business Day after posting

By fax (provided the sender’s fax machine confirms complete and error-free transmission of that notice to the correct fax number)	the next Business Day after sending or, if sent before 16.00 (sender’s local time) on the Business Day it was sent

The parties’ respective representatives for the receipt of notices are, until changed by notice given in accordance with this clause, as follows:

For the University:	For the Company:

Name:	Name: Professor Thomas Rademacher

Address:	Address: 4 & 5 Dunmore Court, Wootton Road, Abingdon, Oxfordshire, OX13 6BH

Fax number:	Fax number: 01235 528 023

10.2	Headings: The headings in this Agreement are for ease of reference only; they do not affect its construction or interpretation.

10.3	Assignment: Neither party may assign or transfer this Agreement as a whole, or any of its rights or obligations under it, without first obtaining the written consent of the other party. That consent may not be unreasonably withheld or delayed.

10.4	Illegal/unenforceable provisions: If the whole or any part of any provision of this Agreement is void or unenforceable in any jurisdiction, the other provisions of this Agreement, and the rest of the void or unenforceable provision, will continue in force in that jurisdiction, and the validity and enforceability of that provision in any other jurisdiction will not be affected.

10.5	Waiver of rights: If a party fails to enforce, or delays in enforcing, an obligation of the other party, or fails to exercise, or delays in exercising, a right under this Agreement, that failure or delay will not affect its right to enforce that obligation or constitute a waiver of that right. Any waiver of any provision of this Agreement will not, unless expressly stated to the contrary, constitute a waiver of that provision on a future occasion.

10.6	No agency: Nothing in this Agreement creates, implies or evidences any partnership or joint venture between the parties, or the relationship between them of principal and agent. Neither party has any authority to make any representation or commitment, or to incur any liability, on behalf of the other.

10.7	Entire agreement: This Agreement constitutes the entire agreement between the parties relating to its subject matter. Each party acknowledges that it has not entered into this Agreement on the basis of any warranty, representation, statement, agreement or undertaking except those expressly set out in this Agreement. Each party waives any claim for breach of this Agreement, or any right to rescind this Agreement in respect of, any representation which is not an express provision of this Agreement. However, this clause does not exclude any liability which either party may have to the other (or any right which either party may have to rescind this Agreement) in respect of any fraudulent misrepresentation or fraudulent concealment prior to the execution of this Agreement.

10.8	Formalities: Each party will take any action and execute any document reasonably required by the other party to give effect to any of its rights under this Agreement, or to enable their registration in any relevant territory provided the requesting party pays the other party’s reasonable expenses.

10.9	Amendments: No variation or amendment of this Agreement will be effective unless it is made in writing and signed by each party’s representative.

10.10	Third parties: No one except a party to this Agreement has any right to prevent the amendment of this Agreement or its termination, and no one except a party to this Agreement may enforce any benefit conferred by this Agreement, unless this Agreement expressly provides otherwise.

10.11	Governing law: This Agreement is governed by, and is to be construed in accordance with, English law. The English Courts will have exclusive jurisdiction to deal with any dispute which has arisen or may arise out, of or in connection with, this Agreement, except that either party may bring proceedings for an injunction in any jurisdiction.

10.12	Escalation: If the parties are unable to reach agreement on any issue concerning this Agreement or the Project within 14 days after one party has notified the other of that issue, they will refer the matter to the Director of Development and Alumni relations, Middlesex University, Hendon, London, NW4 4BT in the case of the University, and to Speechly Bircham Solicitors, 6 New Street Square, London, EC4A 3LX in the case of the Company in an attempt to resolve the issue within 14 days after the referral. Either party may bring proceedings in accordance with clause 10.11 if the matter has not been resolved within that 14 day period, and either party may apply to the court for an injunction whether or not any issue has been escalated under this clause.

SIGNED for and on behalf of the University:	SIGNED for and on behalf of the Company:

Name	Name

Jo Purcell	Storme Moore-Thornicroft

Position	Position

Director of Development	V.P. Corporate Management

Signature	Signature

Read and understood by the Principal Investigator	Read and understood by the Company’s Supervisor

/s/ Jo Purcell	/s/ Storme Moore-Thornicroft

Signature	Signature

16/2/12	20.02.2012
Date	Date

SCHEDULE 1

The Contribution

Description of the equipment made available to the University by the Company, including any terms restricting use – e.g. third party rights in the equipment

Diagram of the device for generating, amplifying and transmitting radio-frequency fields. Comprising elements:

1)	Generator of a radio-frequency electromagnetic field. Network analyzer: 9 kHz – 8.5 GHz.

2)	Amplifier of the radio-frequency electromagnetic field. There two amplifiers. i) 5 Watts, 800 MHz – 4.2 GHz. ii) 40 Watts, DC-1 MHz.

3)	Transmittter of the radio-frequency electromagnetic field. A Gigahertz transverse leectromagnetic cell (GTEM cell).

4)	Sample holder

5)	Temperature sensor. Fiber optic thermometer Luma Sense Technologies

6)	Magnetic field sensor. EMC Field Probe.

SCHEDULE 2

The Project

This Schedule contains a full description of the Project, clearly setting out what each party is to do, and the human resources, facilities and equipment each party is to provide. Below is a list of the matters that should be covered in this Schedule. It is not exhaustive and there may be additional issues that are important to the Project.

Unless this Schedule states otherwise, all equipment bought by the University will belong to the University.

Scope of the Project:

RF Treatment of cells with and without the addition of gold nanoparticles.

Aims of the Project:

To selectively kill tumour cells containing gold nanoparticles.

Any Key Personnel to be provided by the University (including the Principal Investigator)

Richard Bayford

Ivan Roitt

Torben Lund

Martina Callaghan

Any Key Personnel to be provided by the Company (including the Company’s Supervisor (if any))

Phil Williams

Christof Bachmann

Tom Rademacher

Asuncion Fernandez

Numbers of other full and part time staff to be provided by each party

If either party is to recruit any key personnel, and whether the approval of the other party is necessary, should be clearly stated in this Schedule.

Students participating in the Project

None

Project Management

who is to act as overall project manager

Richard Bayford

Responsibilities of project manager

Oversee collaboration

Project meetings (frequency, location and representation of each party)

Results driven as required

Provision of information and reports to any body providing External Funding

Progress reports deliverable to EPSRC (funding Middlesex employees)

Claiming External Funding

Previously granted from EPSRC

Facilities to be provided by each party

Lab facilities (cell culture, carrying out experiments, etc.) to be provided by Middlesex; Nanoparticles fabrication facilities provided by Midatech.

Equipment to be provided by each party (and whether, if provided for use by the other, it is donated to the other or is on loan until the end of the Project. If equipment is on loan, this Schedule should set out responsibility for keeping it in good condition, maintaining and insuring it.)

Heating equipment provided by Midatech

Where the Project is to be carried out

Initial experiments in Seville; subsequent experiments at Middlesex after the transfer of the heating equipment

Any Background (including materials) that the Company must provide

Knowledge and expertise with regard to the workings of the heating equipment.

Any Background (including materials) that the University must provide

Cell cultures and biophysical analysis

Any Background (including materials) that is to be obtained by either party from a third party

NA

Whether all Background is to be kept Confidential or which Background is to be kept confidential, for instance:

All of the Company’s Background is Confidential Information.

Anticipated outputs or Results

Papers to be published in scientific journals; meetings and reports to the EPSRC and in applications for further funding.

Tasks to be performed by each party (with timetable of major milestones)

June 9th-14th Torben Lund and Martina Callaghan visiting Seville site for knowledge transfer, initial experiments and calibration of heating rig.

Subsequent to Seville visit, equipment to be transferred to Middlesex University and calibrated. Following calibration, heating experiments involving cell cultures will be carried out (estimated timescale 2-3 months) to assess the capability of achieving selective cell death with gold nanoparticles.

If initial experiments prove successful, the treatment would be to extended to xenografts (project license pending).

SCHEDULE 3

Agreed Assignment Terms

The Assigned IP: PCT/IB2008/002780

By way of illustration, the main claim of the European application is as follows:

1. A hyperthermia device for heating one or more nanoparticles, which comprises the following elements:

(a) a generator of a radio-frequency electromagnetic field;

(b) an amplifier of a radio-frequency electromagnetic field;

(c) a transmitter of a radio-frequency electromagnetic field; and

(d) a direct temperature measurement system,

wherein the generator of the radio-frequency electromagnetic field is a network analyzer device which, in addition to generating the signal, allows impedances, coefficients of reflection and transmission and insertion losses to be determined.

Territory: Europe, US, Australia, Canada, Japan

SCHEDULE 4

Good Data Management Practices

1.	Research data must be generated using sound scientific techniques and processes;

2.	Research data must be accurately recorded in accordance with good scientific practices by the people conducting the research;

3.	Research data must be analysed appropriately, without bias and in accordance with good scientific practices;

4.	Research data and the Results must be stored securely and be easily retrievable;

5.	Data trails must be kept to allow people to demonstrate easily and to reconstruct key decisions made during the conduct of the research, presentations made about the research and conclusions reached in respect of the research; and

6.	Each party must have the right, on not less than 30 days written notice, to visit any other party to verify that it is complying with the above practices and procedures.

ADDENDUM TO COLLABORATION AGREEMENT DATED 16 February 2012 (Agreement)

DATED 08 November, 2012

THIS ADDENDUM extends a Collaboration Agreement dated 16 February 2012 (the “Agreement”) made between MIDATECH LTD., a company registered in England and Wales whose registered office is at 4 and 5 Dunmore Court, Wootton Road, Abingdon, Oxfordshire OX13 6BH United Kingdom (“Midatech”)

and

Middlesex Higher Education Corporation, whose administrative offices are at the Burroughs, Hendon LONDON NW 4 4BT (“the University”);

Whereas, the University and Midatech entered into the Agreement on 16 February 2012 (“Effective Date”)

Whereas, Project was to begin on the Effective Date and to continue for a period of 6 months; and

Whereas, the parties wish to extend the Agreement effective as of 16 August 2012 (such that for all purposes the Agreement shall be deemed to have been in continuous effect from 16 February 2012).

The parties agree as follows:

1.	Amendment of Agreement

1.1	This Addendum amends and varies the Agreement with effect from 16 August 2012 (Amendment Date). The parties have agreed that the Project will be extended for a period of twelve (12) months with effect from the Amendment Date. The parties agree that the Agreement shall be deemed not to have terminated at the end of the original Project Term and shall have been and to be in force from the Effective Date until the expiry of the Project Term, or earlier termination after the Amendment Date in accordance with the terms of the Agreement (as amended by this Addendum). In all other respects the Agreement shall continue in full force and effect.

1.2	Words and phrases defined in the Agreement shall have the same meaning in this Addendum.

1

2.	Time for performance of the Project

2.1	The Project Term is hereby extended by a period of 12 months (until 16 August 2013) unless terminated earlier than that date as provided for in the Agreement or extended by mutual written agreement of the parties.

For and on behalf of Midatech Ltd

/s/ Storme Moore-Thornicroft

Name:	Storme Moore-Thornicroft

Title:	V.P. Corporate Management

For and on behalf of Middlesex Higher Education Corporation

/s/ Dr. Mark Gray

Name:	Dr Mark Gray

Title:	Director of Knowledge Transfer

2